Filed Pursuant To Rule 424(b)(5)

Registration No. 333-225377

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 14, 2018)

SIGMA LABS, INC.

2,875,000 Shares of Common Stock

We are offering 2,875,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on The NASDAQ Capital Market under the symbol “SGLB.” On July 30, 2019 the last reported sale price of our common stock on The NASDAQ Capital Market was $1.26 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $15,756,984, based on 10,504,656 shares of outstanding common stock held by non-affiliates as of the date of this prospectus supplement, at a price of $1.50 per share, which was closing price of our common stock on The NASDAQ Capital Market on June 17, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date of this prospectus supplement, we have offered and sold securities having an aggregate market value of $2,591,480 pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.800	$2,300,000
Underwriting discount(1)	$0.056	$161,000
Proceeds to us before expenses(2)	$0.736	$2,116,000

(1)	The underwriter will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page S-20 of this prospectus supplement for a description of the compensation payable to the underwriter.

(2)	Net of underwriting non-accountable expense allowance as described on page S-20 of this prospectus supplement.

We estimate total expenses of this offering, excluding the underwriting expenses, will be approximately $145,000. This offering is expected to close on or about August 2, 2019, subject to customary closing conditions, without further notice to you. We have granted the underwriter an option for a period of up to 45 days from the date of this prospectus supplement to purchase up to 431,250 additional shares of our common stock solely to cover over-allotments, if any. If the underwriter exercises its option in full, the total underwriting discount payable by us will be $185,150, and the total proceeds to us, before expenses, will be $2,436,850.

The underwriter expects to deliver our shares to purchasers in the offering on or about August 2, 2019.

Sole Book-Running Manager

Aegis Capital Corp.

The date of this prospectus supplement is July 31, 2019.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of the registration statement on Form S-3 (File No. 333-225377) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process to register sales of our securities under the Securities Act of 1933, as amended, or the Securities Act. This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus filed with the SEC as part of the registration statement that was declared effective by the SEC on June 14, 2018, including the documents incorporated by reference, that gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents to which we have referred you in the section of this prospectus entitled “Where You Can Find More Information.” We sometimes refer to the shares of common stock offered hereby as the “securities.”

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriter have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The industry and market data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference in this prospectus supplement and in the accompanying prospectus and does not contain all of the information that may be important to you or that you should consider before investing in our securities. Before making an investment decision, you should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and in the accompanying prospectus in their entirety, including “Risk Factors” beginning on page S-8 of this prospectus supplement.

Throughout this prospectus supplement, the terms “Sigma,” “we,” “us,” “our,” and “our company” refer to Sigma Labs, Inc., a Nevada corporation.

Our Company

Summary

Sigma is a software company that has developed In-Process-Quality-Assurance (“IPQA”) software known as PrintRite3D®. This technology is also sometimes referred to as Real-Time-Computer-Aided Inspection (“CAI”). Sigma believes that its PrintRite3D® solves the major problem that has prevented large-scale metal part production using 3D printers for cost efficient production runs.

3D metal manufacturing, also known as Additive Manufacturing, is a technology that uses lasers to sculpt parts by welding powdered metals into 3-dimensional (3D) objects and, to date, the quality of these parts can vary from part to part in a single production run, as well as from machine to machine in a production line. Traditional quality assurance methods relying on statistically based post-process inspection methods so well proven by “Subtractive Manufacturing” cannot be used effectively to improve and assure quality of parts manufactured using 3D metal printers. The aforementioned traditional quality assurance methods are based on a manufacturing process that is the opposite of 3D Additive Manufacturing; Subtractive Manufacturing begins with quality-assured already formed pieces of metal as a raw material (not powdered metal as is used as raw material in 3D) and machines it with equipment such as lathes, milling machines, and CNC machines to subtract metal and thus form finished metal parts, or by casting molten metal into molded parts usually to then be further machined. Since the metal used in Subtractive Manufacturing is already of proven quality, the quality of the metal for all parts in a production run is known to be uniform, subject to post process inspection of a statistically determined valid sample size focused primarily on metrology to determine dimensional accuracy rather than metallurgy to determine metal quality.

The lynchpin reality of 3D Additive Manufacturing quality assurance is illustrated by the fact that if a 3D metal manufacturing machine fabricates 10 parts, and quality inspectors then rigorously inspect three of them, the inspectors will have learned about the quality of only the three parts they destroyed or CT-scanned and nothing that is sufficient to confirm or reject the quality of the remaining seven. Quality assurance of 3D Additive metal parts requires high quality sensitive manufacturers to institute procedures to inspect 100% of the parts being made. Sigma believes that the best, indeed, the only known way to attain high yields for both manufacturing quality and cost efficiency is an In-Process-Quality-Assurance (IPQA®) approach that examines each part in real time as it is being manufactured, determines in real time whether it meets quality specifications and permits machine operators to act on the information if a part is beginning to deviate from its design specifications.

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GE Aviation stated in 2016 that it planned to commit $3.5 billion by 2020 to, among other things, build a metal 3D production facility to produce 3D printed metal parts for its Leap engine and other engines. Starting in September 2016 and continuing into 2017 GE Additive spent over $1 billion buying controlling interests in AM equipment manufacturers, Concept Laser and Arcam AB, and later announced that it had invested over $300 million creating AM manufacturing capability in both the United States and India, and was an investor in a $115 million series D investment round of Desktop Metal, a metal 3D printing company. In the course of 2017, GE Additive continued with lateral growth into additive manufacturing, announcing collaborations with Oerlikon and Stryker, and then a partnership with GKN. Sigma Labs has learned from its interactions in the marketplace that the pent-up demand apparent from GE and others, such as Airbus, to press forward into advanced 3D manufacturing production are taking place with the assumption that highly reliable in-process quality assurance capability will no doubt emerge either from their own internal efforts or be attained through licensing, or possibly acquisition. In the meantime, CT scans and other costly post-process inspection appear to be an accepted cost as initially sustainable in the startup phases of production. However, until companies that utilize 3D production facilities like GE Aviation are able to effectively verify that each part conforms to design specifications of attributes of shape, density, strength and consistency in real-time during the manufacturing process, we believe that such companies will be at risk of letting some substandard parts through and, also, be unable to improve the workflow to high quality cost-optimum yields of 3D printed metal parts. No matter how much acuity and at what cost a suite of post process inspection tools might provide 3D manufactured metal parts, it currently can only assure quality yield by rejecting fully formed parts, and, over time, applying comprehensive ‘reverse engineering’ forensic analyses of each rejected part to identify repeating quality flaws attributable to constants such as location, design, or scan strategy. Once the locations of these repeating flaws are identified, process engineers can act to make the AM equipment deliver better quality by adjusting the computer-based manufacturing instructions of AM equipment to offset the repeating flaws discovered by that deep analyses of individual rejected parts in many manufacturing runs. This prolonged post-process methodology is very costly due to the loss of material and rejected parts as well as post-process analysis labor cost and inspection cost such as CT scanning. Additionally, there still lingers the question of whether or not the post-process inspections were sufficiently granular to assure that flawed parts were not accepted and shipped.

We believe that our principal product, PrintRite3D®, which can be installed on 3D metal printers, solves these problems by determining if each part is being made to the metallurgical quality specifications of the Design/Specification file as each part is being made. Our software enables 3D prototyping to evolve forward into serial or production 3D manufacturing by providing a software suite with algorithm-based tools that address and overcome quality issues that are specific to 3D Metal Additive Manufacturing and that are not solved using the post-production quality methods derived for Subtractive manufacturing along with and newly dependent upon CT scanning. The PrintRite3D® suite has substantially lower operating costs and can attain higher yields by inspecting parts as they are made and providing machines and their operators actionable information that includes the options of either stopping manufacture of given part(s) while operations continue to complete parts that are in specification, thus saving time and money while raising yields or rescuing parts that are beginning to go out of design specification by adjusting the machine controls. PrintRite3D® also gives operators information from run to run that enables them to ‘learn up’ quality for a given machine by using PrintRite3D® data about machine behaviors that can then be offset by making adjustments to power settings directed at a given sector. PrintRite3D®’s Thermal Energy Density™ (“TED”) feature supersedes and truncates the “reverse engineering” process of post process inspection described above by providing process engineers the data required to optimize individual machines as well as machines in series in days or weeks and before serial production is launched rather than months after production and rejection rates have accrued in costly quantities. PrintRite3D®’s Thermal Energy Planck (“TEP”) feature provides machine operators and engineers with in-process real-time identification of signatures of quality anomalies as they begin to develop and permits terminating or curing a part in process.

We have filed 24 patents/patent applications pending on our In-Process Quality Assurance™ (“IPQA®”) processes and procedures for advanced manufacturing. In addition, we anticipate that our core PrintRite3D® software will enable our customers to combine their digital manufacturing technologies with our 3D manufacturing QA to achieve both cost savings and more reliable parts. We believe that certain vertical markets would benefit from our technology and software, including aerospace, defense, bio-medical, power generation, and oil & gas industries because: (1) they each stand to benefit by taking advantage of the weight/strength/performance ratios that can often be optimized by taking advantage of 3D design; (2) they each stand to benefit by taking maximum advantage of 3D manufacturing’s material cost savings resulting from designing parts to needed tolerances while requiring less metal; and (3) there are severe consequences for quality failures in some of their products. We provide our software products to customers in the form of Software as a Service (“SaaS”), as well as in custom arrangements.

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About 3D Printing

3D printing (“3DP”) or additive manufacturing (“AM”) is changing the manufacturing world by producing complex metal parts from a computerized input. 3D printing has been applied to the manufacture of plastic parts for decades. 3D manufacturing of metal parts involves directing a laser or other energy source at a layer of powdered metal and melting it. These layers become melted together from the bottom up. Worldwide revenues attributable to 3D manufacturing for metal products were reported at $88.1 million in 2015 (Wohlers Report 2016, 3D Printing and Additive Manufacturing State of the Industry – Annual Worldwide Progress Report). By 2017, Wohlers Report stopped estimating annual 3D metal parts revenue, stating that too much of the revenue is proprietary information and unavailable from aerospace and similar high-tech sectors. Large powdered metal suppliers surveyed by Wohlers about their growth forecasts for 2017 averaged expectations of a 59% increase for 2017. According to Sigma’s experience in costing and pricing the manufacturing of AM metal parts, as confirmed by consultation with other service providers, the total powdered metal sales forecast for 2017 is enough raw material to produce a “retail value” of the metal parts of ~$800 million. On another vector, according to Wohlers, an estimated 1,768 metal AM machines were sold in 2017, an increase of 79% over 2016. As large established companies including Toshiba, HP, Lenovo, Canon and Ricoh in the course of 2016-2017 announced products or intents of entry in AM manufacturing, Electro Optical Systems (“EOS”), a well-established vendor of AM manufacturing equipment opened a new plant in January 2018 that, according to EOS, doubled its 2017 capacity to 1,000 units per year. SLM Solutions AG also reportedly expanded into a new factory during this period.

About Quality Assurance in 3D Printing

Sigma believes that the largest future growth for the 3D printing industry will be in metal parts, given the interest and investment being made by Fortune 100 companies, Federal government laboratories and agencies as well as university-based institutions. These high-end manufacturers and technology leaders are strongly focused on helping transform analog manufacturing of precision, high-tolerance parts in the U.S. to digital manufacturing encompassing automation, robotics and closed-loop process control. We believe that the future growth and success of 3D printing for metal parts will be highly dependent upon the availability of in-process and real-time digital quality assurance tools, such as our PrintRite3D®.

Current methods for providing quality in 3DP are generally either (i) inaccurate due to use of procedures that do not recognize and measure the primary quality issues of 3D metal manufacturing or due to the misuse of non-applicable statistically based assessments, or (ii) are cost prohibitive due to the expense of labor and equipment required to examine the interior of complex dense parts that 3D manufacturing can create after the parts are manufactured. After 3D-manufacture, costs are normally incurred for using non-destructive technologies such as ultrasound and non-traditional CT technology on these parts, and old-fashioned visual inspection. Destructive testing of 3D parts is a mis-applied carryover from current Subtractive Manufacturing quality assurance practice, in which the great part to part consistency of traditional metal machining equipment permits quality inspectors to infer the quality of a production run by cutting up and analyzing a statistically relevant number of parts. The test result of the parts that are destroyed and analyzed have too often been, after great time and expense, statistically demonstrated to be insufficiently representative of the rest of the parts in the production lot. The underlying premise of quality assurance for Subtractive Manufactured parts is that if a machine is set up properly, then all parts it produces will be repeatedly the same. This simple, effective and accurate quality system does not apply to Additive Manufacturing, in which each part is built in an average production lot of 5-80, and in which quality variance may occur from part to part and within any part notwithstanding that the AM machine settings are the same. Therefore, unable to rely on a traditional statistically based quality system, 3D Manufacturing’s optimum quality assurance system would evaluate the quality of each individual part. PrintRite3D®’s in-process quality inspection approach of each part individually allows a manufacturer to use AM to form a single part, such as a hip replacement or one spare aircraft part needed on an aircraft carrier, or several lots of the same part, in large quality – each approved or rejected in real time and based upon complete inspection during fabrication. We offer our customers the ability to use real-time sensors to track individual scans of each layer, and our software continuously analyzes the part health so that both during and after it is finished, we can determine if it meets the production parameters of quality standard set by the customer. We believe our PrintRite3D® software could reduce inspection costs by as much as a factor of 10 and development time for new parts by 50% or more because IPQA permits factories to make the part manufactured the constant and the machines manufacturing them the variable. Consequently, the lower cost statistical based post-process inspection methods that work well with Subtractive Manufacturing could be successfully and economically applied to parts made with 3D Metal machines, and because utilizing PrintRite3D® for design reduces the number and iterations of development parts required to lead to a final design. Also important is the ability of our software to reduce risk associated with the qualification and certification of printed parts.

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By using PrintRite3D® software, a high-precision manufacturer would have the ability to offer its customers product warranties and assurances that its printed parts were produced in compliance with stringent quality requirements. Orders for our software have been received from, among others, Honeywell Aerospace, Aerojet Rocketdyne, Woodward, Siemens Turbomachinery, Pratt and Whitney, Baker Hughes, and Solar Turbines.

We believe there is potential for our PrintRite3D® software to be incorporated into a majority of 3D metal printing devices made by companies like Electro-Optical Systems (“EOS”), Additive Industries, ARCAM, Concept Lasers, Farsoon, Desktop Metal, DMG Mori, Renishaw, Sentrol, SLM, Trumpf Lasers, and others.

Sigma’s Cloud-Based IIoT Solutions

The process of making a 3D printed part could start with our customers loading a computer aided design (“CAD”) model of the part into the Cloud as shown in “A” in Figure 1. Next, computer aided engineering (“CAE”) and/or computer aided manufacturing (“CAM”) instructions are sent to the 3D printer (see “B”, as shown in Figure 1). Metal powder in the machine is then deposited onto the build platform where a laser beam, or other energy source, focused onto the build platform melts each successive layer of powder in 20-60 micron increments. Our PrintRite3D SENSORPAK® (see “C” in Figure 1) detects, records, analyzes and compares the part as it is being made layer-by-layer against the CAD/CAM specifications and physical reference points for quality assurance during manufacturing. Our PrintRite3D INSPECT®, Version 3.02 software utilizes our patent applied for TED tool to determine compliance of each part for its metallurgical quality. Our alpha version of PrintRite3D CONTOUR® software determines the shape and conformity of a part in real-time manufacture with its geometric design specification.

Our PrintRite3D® CAI web-based software suite (see “D” in Figure 1) resides in situ and/or in the Cloud (see “A” in Figure 1) of the Industrial Internet of Things (“IIoT”). We enable manufacturing engineers to confirm the part quality layer-by-layer, provide for manufacturing statistical process control and harvest, aggregate, and analyze big data from the real-time manufacturing data collected from our PrintRite3D SENSORPAK® (see “C” in Figure 1), as well as post-process manufacturing data collected by our customers (see “E” in Figure 1).

Our specialized sensor suite (see “C” in Figure 1), known as PrintRite3D SENSORPAK®, is an edge computing device, which means that it can be operated outside of a customer’s primary computer hardware and software systems while delivering actionable information to these systems. Thus, PrintRite3D SENSORPAK® contains the modular hardware and software necessary to connect to “cyber-physical” objects (see “B” in Figure 1) living on the manufacturing floor. It allows for bi-directional information flow between the manufacturing floor and the Cloud (see “A” in Figure 1). It starts with a million-fold data reduction required to manage and analyze the very large quantities of data garnered that layer by layer monitoring +/- 30 Micron thicknesses create. It finishes with our PrintRite3D® Digital Quality Record (“DQR”) and report, which provides customers with product guarantees and assurances that parts were produced in compliance with stringent quality standards. It can collect, analyze, aggregate, filter, and then further communicate data from the manufacturing floor to the Cloud (see “A” in Figure 1) and enable links to other areas (see “F” in Figure 1) of the IIoT.

Figure 1. Sigma’s Industrial IoT / PrintRite3D® Cloud Architecture

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Business Activities and Industry Applications

Our business is currently focused on the continued development and commercialization of our PrintRite3D® suite of software applications. We are specifically focusing on the 3D Metal Printing and AM industries and further developing our contract additive manufacturing business for metal 3DP to be a customer prototype center available for cutting edge 3D challenges and a concurrent means of demonstrating and proving the merit of PrintRite3D® for customers’ parts or application. Our strategy is to continue to leverage our advanced manufacturing knowledge, experience and capabilities through the following means:

●	Identify, develop and commercialize our quality assurance software applications for advanced manufacturing technologies. The applications are designed to assure part quality in real time, and improve process control practices for a variety of industries;

●	Provide materials and process engineering consulting services with our PrintRite3D® CAI quality assurance software applications for advanced manufacturing to customers that need:

	●	to learn and characterize the individual performance parameters of each machine intended to produce 3D metal parts;

	●	to determine and characterize the traits, signatures, and in-process behaviors of the materials designated for a given part’s production;

	●	to improve manufacturing quality yields by utilizing IPQA;

	●	to improve, perhaps for the first time, documentable third-party part-by-part quality certification.

●	Build and run a prototype and small lot contract manufacturing and demonstration division for metal 3DP beginning with our EOSM290 state-of-the-art metal printer.

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We are presently engaged with and focused primarily on the following industry sectors:

●	Aerospace and defense manufacturing;

●	Auto industry (niches)

●	Energy and power generation;

●	Bio-medical manufacturing;

●	Oil and gas exploration, extraction, and distribution.

We generate revenues through PrintRite3D® hardware and CAI software licensing of our PrintRite3D® technology to customers that seek to improve their manufacturing production processes, and through ongoing annual software upgrades and maintenance fees. Additionally, we generate modest revenues from our contract manufacturing activities in metal AM. By running a small-scale contract AM services operation, we are able to understand and keep pace with the current needs and technology trends of our customers and where they are going with their next-generation product development efforts. Contract AM further allows us a means for material on-going partial self-funding of our IPQA®-enabled R&D and product development activities for CAI software. We provide our AM contract manufacturing services to customers in the form of Quality as a Service (“QaaS”). Starting with our PrintRite3D® cloud-based SaaS model, customers will contract with us for CAE, CAM and CAI services to generate and establish a Digital Quality Record (DQR) for AM built parts. Each DQR is cloud-based and allows for archiving and storage of quality data, access to our big data ANALYTICS™ software App for continuous quality monitoring and improvement, and automatic industry benchmarking while maintaining firewalls between company-specific data.

In late November 2018 at the Formnext tradeshow, we released a new version of our hardware along Version 4.0 of PrintRite3D. The Company believes that this combination of advanced new hardware and its PrintRite3D® Version 4.0 software completes the evolution of the Company’s PrintRite3D® technology from its well-stressed and tested roots in research and development, into a streamlined and hardened commercial-industrial product that is deployable into demanding serial production settings. We also launched during that period a Rapid Test and Evaluation (RTE) program for the market. The Company’s RTE program targets high technology quality sensitive companies that are already manufacturing or buying parts manufactured in production runs on AM metal machines. The program is a “try before you buy” agreement under the terms of which customers enter into an agreement pursuant to which they agree to pay the Company a fee, equivalent to a down payment, and to test protocol mutually defined to demonstrate both the Company’s technology capability in general and the measurable impact it can have on the customers’ processes, parts and yields. The Company’s goal is that successes in the RTE program will lead to increased revenues in 2019.

Additionally, at the RAPID+TCT 2019 Additive Manufacturing Conference that commenced on May 21, 2019, the Company launched Version 5.0 of its PrintRite3D® platform. Before the release of PrintRite3D® Version 4.0 in November 2018, companies engaged in additive manufacturing had been hindered by the unavailability of a tool with the ability to determine and analyze the metallurgical structure of a part during the manufacturing process as well as the inability to ensure an acceptable level of part quality. PrintRite3D® Version 4.0 resolved this challenge with results confirmed and validated by CT testing. Now with the release of PrintRite3D® Version 5.0 in May 2019, machine operators using Version 5.0 with its new fast and friendly user interface can make rapid data and warning assessments and timely adjustments to assure quality. This advance provides value to both original equipment manufacturers and end-user manufacturers, and is designed to increase production yield of 3D metal manufactured parts, cut post-process quality inspection costs and reduce time to market, enabling true industrialization of metal AM.

Corporate Information

We were incorporated as Messidor Limited in Nevada on December 23, 1985 and changed our name to Framewaves Inc. in 2001. On September 27, 2010, we changed our name from Framewaves Inc. to Sigma Labs, Inc. We commenced our current business operations in 2010.

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Our principal executive offices are located at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, and our telephone number is (505) 438-2576. Our website address is www.sigmalabsinc.com, although the information on our website is not deemed to be part of this prospectus.

The Offering

Common stock offered by us	2,875,000 shares (or 3,306,250 shares if the underwriter exercises in full its option to purchase additional shares).

Common stock to be outstanding after this offering	13,812,590 shares (or 14,243,840 shares if the underwriter exercises in full its option to purchase additional shares).

Option to purchase additional shares	We have granted the underwriter an option to purchase up to 431,250 additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 45 days from the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering to fund our operations, including payment of general and administrative expenses and for other working capital and general corporate purposes. See “Use of Proceeds” on page S-18.

Dividend policy	We do not anticipate paying any cash dividends on our common stock.

NASDAQ Capital Market symbol	Our common stock is listed on The NASDAQ Capital Market under the symbol “SGLB.”

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus.

The number of shares of common stock shown above to be outstanding after this offering is based on 10,537,590 shares outstanding as of March 31, 2019 and excludes as of such date:

●	1,036,223 shares of our common stock subject to outstanding options having a weighted-average exercise price of $2.31 per share;

●	750 and 97,429 shares of our common stock reserved for issuance in connection with future awards under our 2011 and 2013 stock incentive plans, respectively;

●	3,400,610 shares of our common stock subject to outstanding warrants having a weighted-average exercise price of $2.64 per share;

●	145,683 shares of our common stock issuable upon exercise of Unit Purchase Options to acquire up to 112,064 units, at an exercise price of $1.75 per unit, consisting of 112,064 shares of common stock, and warrants to purchase up to 33,619 shares of common stock at an exercise price of $1.61;

●	25,000 shares of our common stock issuable upon conversion of our outstanding secured convertible promissory note; and

●	541 shares of common stock issuable upon exercise of Unit Purchase Options to acquire up to 416 units, at an exercise price of $1.25 per unit, consisting of 416 shares of common stock, and warrants to purchase up to 125 shares of common stock at an exercise price of $1.08.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below. If any of these risks occur, our business, financial condition, results of operations, or prospects for commercial success could be materially and adversely affected, and you could lose all or part of your investment in our securities.

Risks Related to Our Business

We have a limited operating history, are not currently profitable and may never become profitable.

We have incurred losses in every reporting period since we commenced business operations in 2010 and expect to continue to incur significant losses for the foreseeable future. Our net loss for the three months ended March 31, 2019 was $1,484,112 and for the years ended December 31, 2018 and 2017 were $5,574,163 and $4,424,503, respectively. As of March 31, 2019, our accumulated deficit was $21,258,857. There is no assurance that any revenues we generate will be sufficient for us to become profitable or to maintain profitability. Our revenues for the three months ended March 31, 2019 were $64,450 and for the years ended December 31, 2018 and December 31, 2017 were $388,574 and $641,049, respectively, and our operating expenses for those periods were $1,507,098, $5,687,271 and $4,267,654, respectively. Our current revenues are not sufficient to fund our operations. We cannot predict when, if ever, we might achieve profitability and we are not certain that we will be able to sustain profitability, if achieved. If we fail to achieve or maintain profitability, the market price of our securities is likely to be adversely affected.

We will require additional financing to continue our operations, and there is no assurance that we will be able to obtain such financing on acceptable terms, or at all.

As of March 31, 2019, we had cash in the amount of $1,907,362. Based upon recent operations and expenditures, we believe that the approximately $1,679,230 of net proceeds from our March 15, 2019 sale of securities and receipt of $100,000 on a note receivable, together with our existing cash and anticipated revenues, will be sufficient to fund our operations through the end of August, 2019. There is no assurance that any future financing that we require to fund our operations will be available on acceptable terms, or at all. Such financing, if in the form of equity, may be highly dilutive to our existing stockholders and may otherwise include onerous terms. Such financing, if in the form of debt, may include debt covenants and repayment obligations that are onerous and that adversely affect our business operations. If adequate funds are not available to us, we may be required to delay, limit or terminate our business operations.

Our limited operating history makes evaluation of our business difficult.

We commenced business operations in 2010 and are continuing to develop our technologies and to implement our business plan. Our ability to implement a successful business plan remains unproven, and there is no assurance that we will ever generate sufficient revenues to sustain our business. Our relatively short operating history, together with the other risks discussed in this “Risk Factors” section, may make it difficult for you to evaluate our business in connection with making a decision about whether to invest in our securities.

We face the risks normally associated with a new business.

We face all of the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting new operations and efforts to develop and commercialize technologies. These uncertainties include developing our technologies and our brand name, raising capital to meet our working capital requirements and developing a customer base, among others. If we are not effective in addressing these risks, we will not be able to operate profitably in the future, and we may not have adequate working capital to meet our obligations as they become due.

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Our business may be adversely affected by a global economic downturn.

Any economic downturn generally could cause a drop in government spending and business investment, which could have a material adverse effect on our business. Further, as a result of the current global economic situation, there may be a disruption or delay in performance by our third-party contractors and suppliers. If such third parties are unable to adequately satisfy their contractual commitments to us in a timely manner, our business could be adversely affected.

We could incur significant damages if we are unable to adequately discharge our contractual obligations.

Our failure to comply with contract requirements or to meet our clients’ performance expectations on a contract could materially and adversely affect our financial performance and our reputation. This, in turn, would impact our ability to compete for new clients and contracts. Our failure to meet contractual obligations could also result in substantial actual and consequential damages under the terms of such contracts. In addition, some of our contracts require us to indemnify clients for our failure to meet performance standards and/or contain liquidated damages provisions and financial penalties related to performance failures. Although we do have liability insurance, the policy limits may not be adequate to provide protection against all such potential liabilities.

Some of our clients may terminate our contracts prior to completion, which could result in revenue shortfalls and reduce profitability or cause losses on contracts.

Our small number of our contracts with clients contain initial or base periods of one or more years, as well as option periods typically covering more than one-half of the contract’s initial duration. However, such clients are under no obligation to exercise the option to extend the contract term. The profitability of some of our contracts could be adversely impacted if such options are not exercised and the contract term is not extended accordingly. Additionally, our contracts contain provisions permitting a client to terminate the contract on short notice, with or without cause. The unexpected termination of significant contracts could result in significant revenue shortfalls. If revenue shortfalls occur and are not offset by corresponding reductions in expenses, our business could be adversely affected. We cannot anticipate if, when or to what extent a client might terminate its contracts with us.

We are subject to government audits, and our failure to comply with applicable laws, regulations and standards could subject us to civil and criminal penalties and administrative sanctions.

The government agencies we contract with have the authority to audit and investigate our contracts with them. As part of that process, a government agency may review our performance on a contract, our pricing practices, our cost structure and our compliance with applicable laws, regulations and standards. If the agency determines that we have improperly allocated costs to a specific contract, we will not be reimbursed for those costs and we will be required to refund the amount of any such costs that have been previously reimbursed. If a government audit identifies improper activities by us or we otherwise determine that these activities have occurred, we could be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or disqualification from doing business with the government. Any adverse determination could adversely impact our ability to bid for Request for Proposals (“RFPs”) in one or more jurisdictions.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

We have operated our current line of business for approximately eight years, and we expect to grow in the near future as our business develops and becomes established. If our business grows as we anticipate, it will be necessary for us to manage our expansion in an orderly fashion. Any significant growth in our activities or in the market for our services will require extension of our managerial, operational, marketing and other resources. Future growth will also impose significant additional responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Our failure to manage growth effectively may lead to operational inefficiencies that will have a negative effect on our profitability. Additionally, if our growth comes at the expense of providing quality service and generating reasonable profits, our ability to successfully bid for contracts and our profitability will be adversely affected. We cannot assure investors that we will be able to effectively manage any future growth we may experience.

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Failure to obtain adequate insurance coverage could put us at risk for uninsured losses.

Some or all of our customers may require insurance as a requirement to conduct business with us. Although we currently have liability insurance, we may be unable to obtain or maintain adequate liability insurance on acceptable terms, if at all, and there is a risk that our insurance will not provide adequate coverage against our potential losses. Additionally, there are certain types of losses that may not be insurable at a cost that we can afford, and insurance may not be available at any cost with respect to certain losses. Claims or losses in excess of any insurance coverage we may obtain, or the lack of insurance coverage, could put us at risk of loss for any uninsured loss, which would have a material adverse effect on our business and financial condition.

We are dependent on our President and Chief Executive Officer and other key personnel, and the loss of any of these individuals could harm our business.

We depend on John Rice, our President and Chief Executive Officer, as well as key scientific and other personnel. The loss of any of these individuals could harm our business and significantly delay or prevent the achievement of our business objectives. In addition, our delivery of services will be labor-intensive: when we are awarded a contract, we may need to quickly hire project leaders and project management personnel. The additional staff may also create a concurrent demand for increased administrative personnel. The success of our business will require that we attract, develop, motivate and retain:

●	experienced and innovative executive officers;

●	senior managers who have successfully managed or designed programs in the public sector; and

●	information technology professionals who have designed or implemented complex information technology projects.

Innovative, experienced and technically proficient individuals are in great demand and are likely to remain a limited resource. We may be unable to continue to attract and retain desirable executive officers, senior managers, and technology professionals. Our inability to hire sufficient personnel on a timely basis or the loss of significant numbers of executive officers and senior managers could adversely affect our business.

We may be dependent on cash flow and payments from customers in order to meet our expense obligations.

A number of factors may cause our revenues, cash flow and operating results to vary from quarter to quarter, including the following:

●	the progression of contracts;

●	the levels of revenues earned on fixed-price and performance-based contracts (including any adjustments in expectations for revenue recognition on fixed-price contracts);

●	the commencement, completion or termination of contracts during any particular quarter;

●	the schedules of government agencies and large multinational corporations for awarding contracts;

●	the failure of our customers to fulfill their obligations under contracts with us; and

●	the term of awarded contracts and potential acquisitions.

Changes in the volume of activity and the number of contracts commenced, completed or terminated during any quarter may cause significant variations in our cash flow from operations because a significant portion of our expenses are fixed. Fixed expenses include, rent, payroll, insurance, employee benefits, taxes and other administrative costs and overhead. Moreover, we expect to incur significant operating expenses during the start-up and early stages of large contracts and typically do not receive corresponding payments in that same quarter.

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We may make acquisitions in the future that we are unable to effectively manage given our limited resources.

We may choose to grow our business by acquiring other entities. We may be unable to manage businesses that we have acquired or to integrate them successfully without incurring substantial expenses, delays or other problems that could negatively impact our results of operations. Moreover, business combinations involve additional risks, including:

●	diversion of management’s attention;

●	loss of key personnel;

●	our becoming significantly leveraged as a result of the incurrence of debt to finance an acquisition;

●	assumption of unanticipated legal or financial liabilities;

●	unanticipated operating, accounting or management difficulties in connection with the acquired entities;

●	amortization of acquired intangible assets, including goodwill; and

●	dilution to existing stockholders and our earnings per share.

Also, client dissatisfaction or performance problems with an acquired firm could materially and adversely affect our reputation as a whole. Further, the acquired businesses may not achieve the revenues and earnings that we anticipated.

We may be unable to develop or commercialize new and rapidly evolving technologies.

Many of our activities involve developing products or processes that are based upon new, rapidly evolving technologies. The ability to commercialize or further develop these technologies could fail for a variety of reasons, both within and outside of our control.

We may be unable to protect our intellectual property rights.

Our success in part depends on the ability to protect our intellectual property and proprietary technology. To do so, we will be required to prosecute patent applications and maintain patents, obtain new patents and pursue trade secret and other intellectual property protection. We were awarded two U.S. patents with respect to our munitions technology. We were also awarded a U.S. patent with respect to our IPQA® technology. In addition, we filed twenty four foreign and U.S. patent applications pertaining to our IPQA® technology and rapid qualification of additive manufacturing for metal parts. Also, we filed a PCT patent application pertaining to the advanced dental implant technology. However, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. There can be no assurance that our program for protection of intellectual property and proprietary technology will be sufficient to protect our intellectual property and proprietary technology from competitors. Our business is also subject to the risk that our issued patents will not provide us with significant competitive advantages if, for example, a competitor were to independently develop or obtain similar or superior technologies. In addition, our issued patents may be challenged or infringed upon by third parties. The enforcement of intellectual property rights is subject to considerable uncertainty and can be expensive and time-consuming. Patent reform laws and court decisions interpreting such laws, may create additional uncertainty around our ability to obtain and enforce patent protection. Any significant impairment of our intellectual property rights could harm our business and our ability to compete. The unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results. Proprietary trade secrets and unpatented know-how are also very important to our business, however, trade secrets are difficult to protect. Our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential or proprietary information.

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We may be sued by third parties who claim that we have infringed their intellectual property rights.

We may be exposed to future litigation by third parties based on claims that our research, development and commercialization activities infringe the intellectual property rights of third parties to which we do not hold licenses or other rights, or that we have misappropriated the trade secrets of others. Any litigation or claims against us, whether or not valid, could result in substantial costs, and could place a significant strain on our financial and human resources. In addition, if successful, such claims could cause us to pay substantial damages. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

Our services are subject to government regulation, changes in which may have an adverse effect on us.

Our business activities subject us to a variety of federal, state and local laws and regulations. For example, we could be required to comply with applicable provisions of the International Traffic in Arms Regulations (“ITAR”), as well as other export controls and laws governing the manufacture and distribution of munitions technology. Despite the fact that we have applied for and received ITAR compliance, changes in the laws and regulations applicable to our business activities may have an adverse effect on our operations and profitability by making it more expensive and less profitable for us to do business. Additionally, the market for our services depends largely on federal and state legislative programs. These programs can be modified or amended at any time by acts of federal and state governments. Further, if additional programs are not proposed or enacted, or if previously enacted programs are challenged, repealed or invalidated, our growth strategy could be adversely impacted.

Our bylaws contain provisions indemnifying our officers and directors against all costs, charges, and expenses incurred by them.

Our Bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses actually and reasonably incurred by an officer or director paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been one of our directors or officers. To the extent that our directors’ and officers’ insurance policy does not provide reimbursement for such costs, charges, expenses and other amounts, we may incur substantial expenses in satisfying our indemnification obligations.

Our operating costs could be significantly higher than we expect, and this could reduce our future profitability.

In addition to general economic conditions, market fluctuations and international risks, significant increases in operating, development and implementation costs could adversely affect us due to numerous factors, many of which are beyond our control.

A cyber incident could result in information theft, data corruption, operational disruption and/or financial loss.

Businesses have become increasingly dependent on digital technologies to conduct day-to-day operations. At the same time, cyber incidents, including deliberate attacks or unintentional events, have increased. A cyber-attack could include gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption or result in denial of service on websites. We depend on digital technology, including information systems and related infrastructure, to process and record financial and operating data, and communicate with our employees and business partners. Our technologies, systems, networks, and those of our business partners may become the target of cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of proprietary and other information, or other disruption of our business operations. Although to date we have not experienced any losses relating to cyber-attacks, there is no assurance that we will not suffer such losses in the future. As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities.

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Risks Related to Our Common Stock

The price of our securities could be subject to volatility related or unrelated to our operations, which could result in substantial losses for purchasers of our securities in this offering.

Between January 1, 2018 and July 30, 2019, the trading price of our common stock has ranged from a low of $0.725 to a high of $3.00, and could be subject to wide fluctuations in the future in response to various factors, some of which are beyond our control. The trading price of the warrants that we issued in our 2017 public offering could be subject to similar fluctuations as a result of such factors. These factors include those discussed previously in this “Risk Factors” section and others, such as:

●	delays or failures in the commercialization of our current or future products and services;

●	quarterly variations in our results of operations or those of our competitors;

●	changes in our earnings estimates or recommendations by securities analysts or adverse publicity about us or our products or services;

●	announcements by us or our competitors of new products and services, significant contracts, commercial relationships, acquisitions or capital commitments;

●	adverse developments with respect to our intellectual property rights;

●	commencement of litigation involving us or our competitors;

●	any major changes in our board of directors or management;

●	market conditions in our industry; and

●	general economic conditions in the United States and abroad.

In addition, the stock market, in general, may experience broad market fluctuations, which may adversely affect the market price or liquidity of our securities.

We could be subject to securities class action litigation.

Any sudden decline in the market price of our securities could trigger securities class action lawsuits against us. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the time and attention of our management would be diverted from our business and operations. We also could be subject to damages claims if we are found to be at fault in connection with a decline in our market price of our securities.

An active trading market in our common stock may not develop, and you may therefore have difficulty selling your common stock at a price that you determine is satisfactory.

Although our common stock and the 2017 warrants are listed on The NASDAQ Capital Market, our common stock and warrants trade infrequently and in low volumes. There is no assurance that such securities will trade in the public market at or above a price that you consider acceptable. Furthermore, there is no assurance that an active trading market for any of our securities will develop or be sustained. If an active market for our securities does not develop or is not maintained, it may be difficult for you to sell your securities when you wish to sell them or at a price that you consider satisfactory. An inactive trading market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire other companies or technologies by using our securities as consideration.

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There is no assurance that we will satisfy the continued listing requirements of The NASDAQ Capital Market.

We cannot assure you that we will be able to satisfy the continued listing requirements of The Nasdaq Capital Market. For example, there is no assurance that our common stock will continue to have a bid price of at least $1.00 per share, which is the minimum bid price under such continued listing requirements, or that we will be able to satisfy other quantitative continued listing requirements. On April 8, 2019, we received a letter from Nasdaq notifying us that we are no longer in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. In our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the Company reported stockholders’ equity of $1,735,439, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). As of the date of this prospectus, we do not meet the alternative continued listing standards relating to the market value of listed securities or net income from continuing operations. In accordance with Nasdaq Listing Rules, we submitted to Nasdaq a plan to regain compliance, pursuant to which Nasdaq has granted us an extension until October 7, 2019 to evidence compliance.

However, there can be no assurance that we will be able to regain compliance. If we do not regain compliance, or if we fail to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that our common stock will become subject to delisting. In such event, Nasdaq rules would permit us to appeal the decision to reject our proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel. If our securities are de-listed from The Nasdaq Capital Market, our stockholders could incur material adverse consequences such as reduced liquidity for their securities and reduced market prices for their securities. Following such de-listing, we could encounter increased difficulty in issuing additional securities at an attractive price, or at all, in order to fund our operations.

You may experience additional dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share that you paid for our common stock.

We have broad discretion in the use of the net proceeds of our offerings and may not use them effectively.

We intend to use our cash for the development and marketing of our products and services and to repay our outstanding promissory note (if and to the extent the holder thereof demands repayment). We may also use a portion of the net proceeds from our past offerings and this offering to acquire other products or businesses, although we are not currently a party to an agreement regarding any such acquisition. However, our management has broad discretion in the use of cash and will have the right to use our cash in ways that differ substantially from our current plans. Management may spend our cash in ways that do not improve our results of operations or enhance the value of our securities. The failure by management to apply funds effectively could result in financial losses that could have a material and adverse effect on our business and cause the market price of our securities to decline.

We do not intend to pay dividends on our common stock, and your ability to achieve a return on your investment will depend on appreciation in the market price of our securities.

We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our common stock. Since we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our securities. There is no assurance that our securities will appreciate in price.

If securities or industry analysts do not publish research or reports about us, or if they issue adverse or misleading opinions regarding us or our securities, the market price of our securities and their trading volume could decline.

If we do not obtain and maintain research coverage by securities and industry analysts, the market price for our securities may be adversely affected. The market price of our securities also may decline if any analyst who covers us issues an adverse or erroneous opinion regarding us, our business model, our intellectual property or our performance. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the market price of our securities and their trading volume to decline and possibly adversely affect our ability to engage in future financings.

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Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. As of July 30, 2019, we have 10,937,590 outstanding shares of common stock. Sales of a large number of the shares described in the preceding sentence or upon exercise of our outstanding warrants and stock options, or the perception that a large number of shares may be sold, could have a material adverse effect on the trading price of our common stock.

We incur significant costs to ensure compliance with U.S. and NASDAQ reporting and corporate governance requirements.

We incur significant costs associated with our public company reporting requirements and with applicable U.S. and NASDAQ corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and NASDAQ. These applicable rules and regulations also make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

If we fail to maintain effective internal control over financial reporting, the market price of our securities may be adversely affected.

As a public reporting company, we are required to establish and maintain effective internal control over financial reporting. Failure to establish such internal control, or any failure of such internal control once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of our internal control over financial reporting could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted. In addition, management’s assessment of internal control over financial reporting may identify weaknesses and conditions that need to be addressed in our internal control over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting (including those weaknesses identified in our periodic reports), or disclosure of management’s assessment of our internal control over financial reporting may have an adverse impact on the price of our securities.

Provisions in our articles of incorporation and bylaws could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

Our articles of incorporation and bylaws contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions include the following:

●	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

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●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to authorize the issuance of additional shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

●	the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

●	the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions could inhibit or prevent possible transactions that some stockholders may consider attractive.

We recently issued Series B and Series C Preferred Stock and could issue one or more additional series of shares of preferred stock with the effect of diluting existing stockholders and impairing their voting and other rights.

Our articles of incorporation authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. In our April 6, 2018 private placement of equity securities, we issued 1,000 shares of Series B Preferred Stock, which were initially convertible into 1,000,000 shares of common stock. In our June 26, 2018 Public Offering of equity securities, we issued 350 shares of Series C Preferred Stock which were initially convertible into 350,000 shares of common stock. As of the date of this prospectus supplement, all shares of Preferred Stock that we have issued have been fully converted. Our board is empowered, without stockholder approval, to issue one or more additional series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of such additional series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our Company.

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Risks Relating to this Offering

Management will have broad discretion as to the use of the net proceeds of this offering.

We currently anticipate using the net proceeds from the sale of shares of common stock hereunder to fund our operations, including payment of general and administrative expenses, and for other working capital and general corporate purposes. We have not reserved or allocated amounts for any specific purposes, however, and we cannot specify with certainty how we will use any net proceeds. Accordingly, our management will have considerable discretion in the application of the net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds of this offering may be used for corporate purposes that do not benefit our company or increase our market value. Until the net proceeds are used, they may be placed in investments that may not produce income or that may lose their value.

Investors will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

You will suffer immediate and substantial dilution. Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $0.80 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate dilution of $0.50 per share in the net tangible book value of the common stock. See the “Dilution” section in this prospectus supplement for more information about the dilution you will incur in this offering.

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of our common stock.

We are authorized to issue shares of preferred stock in one or more series. Our board of directors may determine the terms of future preferred stock offerings without further action by our stockholders. If we issue preferred stock, it could affect your rights or reduce the value of our outstanding common stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus may include forward-looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and our industry sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth in the “Risk Factors” section of this prospectus supplement, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of our securities, you should consider carefully all of the factors set forth or referred to in this prospectus supplement and in the accompanying prospectus that could cause actual results to differ.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $1,971,000 (or approximately $2,291,850 if the underwriter exercise the over-allotment option in full).

We currently intend to use the net proceeds, if any, from the sale of our securities in this offering for our operations, including the development and marketing of our products and services, and payment of general and administrative expenses and other working capital and general corporate purposes. General corporate purposes may include repayment of indebtedness under our outstanding secured convertible promissory note, capital expenditures and payments in connection with possible future acquisitions (although we currently have no understanding or agreement with respect to any such acquisitions).

We had outstanding as of March 31, 2019, $50,000 principal amount of indebtedness incurred in October 2016 under the secured convertible promissory note issued to an accredited investor, the proceeds of which were used to replenish our working capital. As of the date of this prospectus supplement, the principal balance of such note is $50,000. Our payments on the outstanding indebtedness under such note consist of interest at the rate of 10% per annum, payable on October 18, 2019, which is the maturity date of the note, unless the note is sooner converted in full into shares of our common stock.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in investment-grade, interest-bearing securities.

DIVIDEND POLICY

Our business requires significant funding. We currently plan to invest all available funds and any future earnings in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently are prohibited by the terms of our outstanding indebtedness from paying dividends on our common stock, except with the prior consent of our lender.

DILUTION

Our net tangible book value as of March 31, 2019 (unaudited) was approximately $2,006,866, or $0.19 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale of 2,875,000 shares of common stock in this offering, and after deducting the underwriting discount and the estimated offering expenses payable by us, we would have had a net tangible book value as of March 31, 2019 of approximately $3,977,866, or $0.30 per share of common stock. This represents an immediate increase in net tangible book value of $0.11 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.50 per share to investors in this offering. The following table illustrates this dilution:

Public offering price per share	$0.80
Net tangible book value per share as of March 31, 2019	$0.19
Increase per share attributable to this offering	$0.11

As adjusted net tangible book per share as of March 31, 2019 after this offering		$0.30

Net dilution per share to investors in this offering		$0.50

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The number of shares of common stock shown above to be outstanding after this offering is based on 10,537,590 shares outstanding as of March 31, 2019 and excludes as of such date:

●	1,036,223 shares of our common stock subject to outstanding options having a weighted-average exercise price of $2.31 per share;

●	750 and 97,429 shares of our common stock reserved for issuance in connection with future awards under our 2011 and 2013 stock incentive plans, respectively;

●	145,683 shares of our common stock issuable upon exercise of Unit Purchase Options to acquire up to 112,064 units, at an exercise price of $1.75 per unit, consisting of 112,064 shares of common stock, and warrants to purchase up to 33,619 shares of common stock at an exercise price of $1.61;

●	25,000 shares of our common stock issuable upon conversion of our outstanding secured convertible promissory note; and

●	541 shares of common stock issuable upon exercise of Unit Purchase Options to acquire up to 416 units, at an exercise price of $1.25 per unit, consisting of 416 shares of common stock, and warrants to purchase up to 125 shares of common stock at an exercise price of $1.08.

The information above assumes that the underwriter will not exercise its option to purchase additional shares of common stock. If the underwriter exercises its option in full, our as adjusted net tangible book value per share at March 31, 2019 after giving effect to this offering would have been $0.31 per share, and the dilution in as adjusted net tangible book value per share to investors in this offering would have been $0.49 per share.

CAPITALIZATION

The following table sets forth our cash and cash-equivalents and our capitalization as of March 31, 2019 as follows:

●	On an actual basis; and

●	On an as-adjusted basis to give effect to our issuance and sale of 2,875,000 shares of common stock in this offering, after deducting the underwriting discount and estimated offering expenses payable by us, assuming no exercise of the over-allotment option.

You should read the information in the following table in conjunction with our consolidated financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC and incorporated by reference in this prospectus supplement and in the accompanying prospectus.

	As of March 31, 2019 (unaudited)
	Actual	As adjusted for this offering
	(unaudited)
Cash	$1,907,362	$3,878,362
Notes payable	50,000	50,000
Stockholders’ equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, par value $0.001 per share; 22,500,000 shares authorized, 10,537,590 shares issued and outstanding, actual; 13,412,590 shares issued and outstanding as adjusted	10,538	13,413
Additional paid-in capital	23,734,031	25,702,156
Accumulated deficit	(21,258,857)	(21,258,857)
Total stockholders’ equity	2,485,712	4,456,712
Total liabilities and stockholders’ equity	$3,412,967	$5,383,967

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DESCRIPTION OF OUR COMMON STOCK

We are offering 2,875,000 shares of common stock.

Common Stock

As of July 30, 2019, 10,937,590 shares of our common stock were issued and outstanding.

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Common stockholders are not to be entitled to cumulative voting in the election of directors by our articles of incorporation. This means that the holders of a majority of the shares voted will be able to elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any series of capital stock ranking senior to the common stock upon liquidation. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued under this prospectus supplement, when they are paid for, will be fully paid and nonassessable.

Our common stock is listed on the The NASDAQ Capital Market under the symbol “SGLB.” The transfer agent for our common stock is Issuer Direct Corporation (f/k/a Interwest Transfer Company, Inc.). The address of our transfer agent and registrar is 1981 Murray Holladay Road, Suite 100 Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriter of the offering. We have entered into an underwriting agreement dated July 30, 2019 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below and the underwriter named below has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Aegis Capital Corp.	2,875,000

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The underwriter is committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if it purchases any shares. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter proposes to offer the common stock offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriter may offer some of the common stock to other securities dealers at such price less a concession of $0.0336 per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriter to purchase a maximum of 431,250 additional shares of common stock from us to cover the over-allotment. If the underwriter exercises all or part of this option, it will purchase shares of common stock covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be approximately $2,645,000 and the total proceeds to us will be $2,436,850.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of their over-allotment option.

		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$0.80	$2,300,000	$2,645,000
Underwriting discount (7%)	$0.056	$161,000	$185,150
Non-accountable expense allowance (1%)(1)	$0.008	23,000	23,000
Proceeds, before expenses, to us	$0.736	$2,116,000	$2,436,850

(1)	The non-accountable expense allowance of 1% is not payable with respect to shares sold upon exercise of the underwriter’s over-allotment option.

We have paid an expense deposit of $15,000 (the “Advance”) to the representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the underwriter in connection with this offering. Any portion of the Advance shall be returned back to us to the extent not actually incurred.

We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the shares to be sold in the offering (including shares sold upon exercise of the underwriter’s over-allotment option) with the Securities and Exchange Commission; (b) all fees associated with the review of the offering by FINRA and all fees and expenses relating to the listing of such shares on the NASDAQ Capital Market; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the “blue sky” securities laws designated by the underwriter; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriter; (e) transfer and/or stamp taxes, if any, payable upon the transfer of the shares from the Company to the representative; (f) fees and expenses of our legal counsel and accountants; and (g) “road show” expenses, diligence fees and the fees and expenses of the representative’s legal counsel in an aggregate amount not to exceed $65,000.

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We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $145,000.

Discretionary Accounts. The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, (a) our executive officers, directors and 5% shareholders as of the pricing date of the offering, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the company without the prior written consent of the representative, for a period of 90 days from the date of the offering, and (b) we, and any successor, have agreed, subject to certain exceptions, not to for a period of 90 days from the date of the pricing of the offering (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company other than in a private placement transaction to strategic investors subject to certain conditions or upon the exercise of stock options or warrants or the conversion of convertible securities or (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, except for registration statements or post-effective amendments thereto relating to the resale of securities sold in private placements, the exercise of warrants issued prior to this offering or securities that are issuable pursuant to our equity incentive plans.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, the issuance of common stock upon the exercise of outstanding stock options and warrants or other outstanding convertible securities.

Right of First Refusal. If we raise over $2,300,000 in gross proceeds in the offering, until nine months after the closing date of the offering, the representative shall have an irrevocable right of first refusal to act as lead managing underwriter and book runner and/or lead placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings during such nine month period of the Company or any successor to or any subsidiary of the Company. This right of first refusal does not apply to any equity placement made by the Company in connection with any acquisition transaction or any strategic relationship or any joint venture or other business transaction that is a financing related to a business transaction, relationship or agreement.

Tail. If within nine months following the closing date of the offering, the Company completes any public or private offering or other financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to the Company by investors whom the representative has introduced to the Company and who met with the Company, then the Company will pay to the representative upon the closing of such financing 7% of the gross proceeds of such financing and a non-accountable expense allowance equal to 1% of the gross proceeds of such financing.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectus supplements electronically. The representative may agree to allocate a number of shares to underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Other Relationships. The underwriter and its affiliates may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they may receive customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with the underwriter for any further services.

Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●	Overallotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriter sells more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ Capital Market.

Passive market making. In connection with this offering, underwriter and selling group members may engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “SGLB.”

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Transfer Agent

The transfer agent for our common stock is Issuer Director Corporation.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has issued an opinion about certain legal matters with respect to the securities offered by this prospectus supplement. Certain attorneys employed by TroyGould PC beneficially own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of common stock. Sichenzia Ross Ference LLP acted as counsel for the underwriter in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of Sigma Labs, Inc. as of December 31, 2018 and December 31, 2017, included in our Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Haynie & Company, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. We have incorporated these financial statements by reference in reliance upon the report of Haynie & Company, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with that act, file periodic reports, proxy statements and other documents with the SEC. The SEC also maintains an Internet site that contains all reports, proxy statements and other documents that we file electronically with the SEC. The address of that website is www.sec.gov. The reports, proxy statements and other documents that we file with the SEC are also available, free of charge, as soon as reasonably practicable after they are filed with the SEC, at our website at www.sigmalabsinc.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the securities offered under this prospectus supplement (the “Form S-3 Registration Statement”). The Form S-3 Registration Statement, including the exhibits to the Form S-3 Registration Statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information that is included in the Form S-3 Registration Statement. For further information about us and our securities, you should review the Form S-3 Registration Statement and the exhibits filed with the Form S-3 Registration Statement. You may access the Form S-3 Registration Statement and its exhibits at the SEC’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents that we have filed, or will file, with the SEC:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on April 1, 2019;

●

the information in our definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Stockholders filed with the SEC on June 18, 2019, to the extent incorporated by reference in Part III of our annual report on Form 10-K for the year ended December 31, 2018;

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●	Our quarterly report on Form 10-Q for the quarter ended March 31, 2019 filed on May 15, 2019;

●	our Current Reports on Form 8-K filed with the SEC on March 14, 2019, April 12, 2019, May 8, 2019, June 4, 2019, June 21, 2019 and July 23, 2019;

●	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 14, 2017, and any amendment or report subsequently filed for the purpose of updating such description; and

●	Each document that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the Form S-3 Registration Statement and before the termination of this offering, with information in each such filing to be deemed to be incorporated by reference as of the date we make the filing with the SEC.

You may request a copy of any of these filings from us at no cost by writing or calling John Rice, our President and Chief Executive Officer, at the following address or telephone number: Sigma Labs, Inc.; 3900 Paseo del Sol, Santa Fe, New Mexico 87507; (505) 438-2576.

Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus. Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

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PROSPECTUS

$30,000,000

SIGMA LABS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, together or separately, up to $30,000,000 in the aggregate of:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	debt securities;

●	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

●	units consisting of two or more of the securities described above.

The common stock, the preferred stock, the debt securities, the warrants and the units collectively are referred to in this prospectus as the “securities.”

We will provide the specific terms of each offering of securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

We may offer and sell these securities directly to purchasers or to or through one or more underwriters, dealers and agents, and on a continuous or delayed basis. If we sell securities to or through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by the prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2018.

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i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more transactions up to a total dollar amount of $30,000,000.

The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.

This prospectus and the related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus and the related prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and any related prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in this prospectus, in the related prospectus supplement and in any documents incorporated by reference into this prospectus. We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the related prospectus supplement or in any documents incorporated by reference into this prospectus, and you are not entitled to rely upon any such different information.

SIGMA LABS

Sigma is a software company that has developed In-Process-Quality-Assurance (“IPQA”) software known as PrintRite3D®. This technology is also sometimes referred to as Real-Time-Computer-Aided Inspection (“CAI”). Sigma believes that its PrintRite3D® solves the major quality assurance problem that has prevented large-scale metal part production using 3D printers for high yield and cost efficient production runs.

Sigma’s business is currently focused on the continued development and commercialization of Sigma’s PrintRite3D® suite of software applications. We are specifically focusing on the 3D printing (“3DP”) and additive manufacturing (“AM”) industries and further developing our contract additive manufacturing business for metal 3DP to be a customer prototype center available for cutting edge 3D challenges and a concurrent means of demonstrating and proving the merit of PrintRite3D® for customers’ parts or application. Our strategy is to continue to leverage our advanced manufacturing knowledge, experience and capabilities through the following means:

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●	Identify, develop and commercialize our quality assurance software applications for advanced manufacturing technologies. The applications are designed to assure part quality in real time, and improve process control practices for a variety of industries;

●	Provide materials and process engineering consulting services with our PrintRite3D® CAI quality assurance software applications for advanced manufacturing to customers that need:

●	to learn and characterize the individual performance parameters of each machine intended to produce 3D metal parts;

●	to determine and characterize the traits, signatures, and in-process behaviors of the materials designated for a given part’s production;

●	to improve manufacturing quality yields by utilizing IPQA;

●	to improve, perhaps for the first time, documentable third party part-by-part quality certification.

●	Build and run a prototype and small lot contract manufacturing and demonstration division for metal 3DP beginning with our EOSM290 state-of-the-art metal printer.

We are presently engaged with and focused primarily on the following industry sectors:

●	Aerospace and defense manufacturing;

●	Energy and power generation;

●	Bio-medical manufacturing.

We generate revenues through PrintRite3D® hardware and CAI software licensing of our PrintRite3D® technology to customers that seek to improve their manufacturing production processes, and through ongoing annual software upgrades and maintenance fees. Additionally, we generate revenues from our contract manufacturing activities in metal AM. By running a small-scale contract AM services operation, we are able to understand the current needs of our customers and where they are going with their next-generation product development efforts. Contract AM further allows us a means for material on-going partial self-funding of our IPQA®-enabled R&D and product development activities for CAI software. We provide our AM contract manufacturing services to customers in the form of Quality as a Service. Starting with our PrintRite3D® cloud-based SaaS model, customers will contract with us for CAE, CAM and CAI services to generate and establish a Digital Quality Record (DQR) for AM built parts. Each DQR is cloud-based and allows for archiving and storage of quality data, access to our big data ANALYTICS™ software App for continuous quality monitoring and improvement, and automatic industry benchmarking while maintaining firewalls between company-specific data.

We possess the resident expertise to provide manufacturing materials and process engineering services and support to companies using our PrintRite3D® software Apps for metal AM. Accordingly, in addition to our primary business focus, we intend to generate revenues by providing such engineering services and support to businesses that license our PrintRite3D® software Apps. Our President and Chief Technology Officer has worked at or with the Edison Welding Institute and United States Department of Energy (“DOE”) national laboratories (including the Knolls Atomic Power Laboratory, Bettis Atomic Power Laboratory, Los Alamos National Laboratory and Sandia National Laboratory) over the past 34 years. Due to his work with the DOE, our President and Chief Technology Officer has developed extensive relationships with the DOE and its network of national laboratories. Accordingly, we expect to leverage these relationships in connection with licensing and developing technologies created at such national laboratories for commercialization in the private sector.

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Our principal executive offices are located at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, and our telephone number is (505) 438-2576. Our website address is www.sigmalabsinc.com, although the information on our website is not deemed to be part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the related prospectus supplement, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC. You should also carefully consider any additional risks that are described in the prospectus supplement related to the offering of our securities. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our securities could decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, and we anticipate that the related prospectus supplement will contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

We will discuss certain of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus, including our most recent Annual Report on Form 10-K filed with the SEC and our Quarterly Reports on Form 10-Q filed subsequently with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities described in this prospectus for general corporate purposes which may include, among other things, acquiring other businesses (although we currently have no agreement to acquire any business), reducing indebtedness, repurchasing our common stock and making capital expenditures, as well as for working capital. Until we use the net proceeds for these purposes, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We have not determined the amounts we plan to spend on any of these areas or the timing of these expenditures. As a result, our management will have broad discretion regarding the application of the net proceeds from the sale of securities described in this prospectus.

FINANCIAL RATIOS

If required in connection with any offer of our debt securities or shares of our preferred stock, we will provide a ratio of earnings to fixed charges or of combined fixed charges and preference dividends to earnings in the related prospectus supplement.

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THE SECURITIES THAT WE MAY OFFER

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, together or separately, up to $30,000,000 in the aggregate of:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	debt securities;

●	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

●	units consisting of two or more of the securities described above.

The common stock, the preferred stock, the debt securities, the warrants and the units collectively are referred to in this prospectus as the “securities.”

We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

We are presently authorized to issue 15,000,000 shares of $0.001 par value common stock. As of May 30, 2018, 5,703,929 shares of our common stock were outstanding and there were outstanding warrants to purchase 2,535,500 shares of our common stock. The following summary of our common stock is qualified by reference to the provisions of our articles of incorporation and bylaws, which are filed as exhibits to the Form S-3 registration statement of which this prospectus is a part.

We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of outstanding preferred stock and any series of preferred stock that we may designate and issue in the future.

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

●	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to authorize the issuance of additional shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

●	the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

●	the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

The transfer agent and registrar of our common stock is Interwest Transfer Company, Inc. The address of our transfer agent and registrar is 1981 Murray Holladay Road, Suite 100 Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

Our common stock is traded on The NASDAQ Capital Market under the symbol “SGLB.”

DESCRIPTION OF PREFERRED STOCK

We are presently authorized to issue 10,000,000 shares of $0.001 par value preferred stock, of which 1,610,000 shares have been designated “Series A Preferred Stock” and 1,000 shares have been designated “Series B Convertible Preferred Stock,” or “Series B Preferred Stock.” As of May 30, 2018, we had 500 shares of Series B Preferred Stock issued and outstanding, which are convertible into 500,000 shares of common stock.

Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

In connection with our underwritten public offering of equity securities on February 21, 2017, we created a series of Preferred Stock called “Series A Preferred Stock.” None of such shares were issued in such offering. In our April 6, 2018 private placement, we issued 1,000 shares of Series B Preferred Stock (“Series B Preferred”), which were initially convertible into 1,000,000 shares of common stock. The shares of Series B Preferred bear cumulative dividends at a rate of 10% per annum of the stated value, payable in cash upon conversion of the Series B Preferred (with respect to the shares being converted). Such dividends will cease to accrue upon the second annual anniversary of the date of issuance of the Series B Preferred. The holders of Series B Preferred also are entitled to participate in dividends (on an as-converted basis) as and when declared and paid to the holders of common stock.

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The initial conversion price of the Series B Preferred is $1.00 per share of common stock, subject to standard adjustments for certain transactions affecting the Company’s securities (such as stock dividends, stock splits, and the like). Shares of Series B Preferred are convertible into common stock at the option of the holder from time to time, subject to a beneficial ownership limitation of 4.99% (or 9.99% at the option of the holder).

The Series B Preferred generally has no voting rights. However, for so long as any shares of Series B Preferred are outstanding, the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred is required to: (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred or alter or amend the Certificate of Designation, (b) amend the Company’s articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred, (c) increase the number of authorized shares of Series B Preferred, or (d) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of Series B Preferred are entitled to receive out of the assets the Company the same amount they would have received on an as-converted basis, disregarding any conversion limitations. Such amounts are to be paid on a pari passu basis with all holders of common stock.

We will describe in a prospectus supplement relating to any series of preferred stock being offered the following terms:

●	the distinguishing designation of the series of preferred stock;

●	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the series;

●	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the series of preferred stock;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the series of preferred stock will accumulate;

●	the procedures for any auction and remarketing, if any, for the series of preferred stock;

●	the provisions for a sinking fund, if any, for the series of preferred stock;

●	the provision for redemption, if applicable, of the series of preferred stock;

●	any listing of the series of preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the series of preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

●	voting rights, if any, of the series of preferred stock;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the series of preferred stock;

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●	the relative ranking and preferences of the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the series of preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

●	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

●	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

●	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Stock Options

As of March 31, 2018, options to purchase an aggregate of 493,626 shares of our common stock at a weighted average exercise price of $3.27 per share were outstanding.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may offer. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part.

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities.

The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture provides that we may issue debt securities up to the principal amount that we may authorize, and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

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You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

●	the title and authorized denominations of those debt securities;

●	any limit on the aggregate principal amount of that series of debt securities;

●	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

●	interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

●	our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

●	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;
●	the denominations in which the debt securities will be issuable;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	whether the debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

●	if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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●	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

●	the events of default and covenants relating to the debt securities that are in addition to, or modify or delete, those described in this prospectus;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	the nature and terms of any security for any secured debt securities;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

●	any other material terms of the debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless the successor corporation or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

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This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

●	failure to pay interest for thirty days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

●	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

●	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

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We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

●	evidence the assumption by a successor entity of our obligations;

●	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	secure any debt securities;

●	establish the forms or terms of debt securities of any series;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

●	modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;
●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

●	change the currency in which the principal, and any premium or interest, is payable;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

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The indenture provides that the holders of not less than a majority in aggregate principal amount of the then-outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

●	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for the registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

●	ownership of beneficial interests in the registered global security will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

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●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Securities Exchange Act of 1934, as amended, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

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The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture. This release may not be effective to waive liabilities into U.S federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. If a series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, we will so specify in the applicable prospectus supplement. The following summary of the material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrants and any warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrants and warrant agreements that contain the terms of the warrants.

The material terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	a summary of the designation and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock as set forth in the certificate of designation for such series of preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may elect to evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

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●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

PLAN OF DISTRIBUTION.

We may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

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Any common stock issued by us will be traded on The Nasdaq Capital Market unless we specify otherwise in the prospectus supplement, but any other securities may or may not be publicly traded or listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has issued an opinion about certain legal matters with respect to the securities offered by this prospectus. Certain attorneys employed by TroyGould PC beneficially own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of common stock. Additional legal matters may be passed upon for us, or for any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

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EXPERTS

The financial statements of Sigma Labs, Inc. as of December 31, 2017 and for the year then ended, which are incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report of Haynie & Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements of Sigma Labs, Inc. as of December 31, 2016 and for the year then ended, which are incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report of Pritchett, Siler & Hardy, P.C, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with that act, file periodic reports and other information with the SEC. The periodic reports and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the securities offered under this prospectus (the “Form S-3 Registration Statement”). The Form S-3 Registration Statement, including the exhibits to the Form S-3 Registration Statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the Form S-3 Registration Statement. For further information about us and our securities, you should review the Form S-3 Registration Statement and the exhibits filed with the Form S-3 Registration Statement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.

We incorporate by reference into this prospectus the following documents that we have filed, or will file, with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 17, 2018;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 15, 2018;

●	Our Current Reports on Form 8-K filed with the SEC on April 25, 2018, May 15, 2018 and May 24, 2018, respectively;

●	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 14, 2017, and any amendment or report subsequently filed for the purpose of updating such description; and

●	Each document that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the Form S-3 Registration Statement and before the termination of this offering, with information in each such filing to be deemed to be incorporated by reference into this prospectus as of the date we make the filing with the SEC.

You may request a copy of any of these filings from us at no cost by writing or calling our Chief Executive Officer at the following address or telephone number: Sigma Labs, Inc.; 3900 Paseo del Sol, Santa Fe, New Mexico 87507; (505) 438-2576.

Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into the Form S-3 Registration Statement. Any statement contained in the Form S-3 Registration Statement or in a document incorporated by reference into the Form S-3 Registration Statement will be deemed to be modified or superseded for purposes of the Form S-3 Registration Statement to the extent that a statement contained in the Form S-3 Registration Statement or in any other subsequently filed document that is incorporated by reference into the Form S-3 Registration Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Form S-3 Registration Statement.

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2,875,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

AEGIS CAPITAL CORP.

July 31, 2019